Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP July 24, 2024

Ameriprise Financial Reports
Second Quarter 2024 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q2 2024		Q2 2024
GAAP	$8.02	GAAP	45.9%
Adjusted Operating	$8.53	Adjusted Operating	48.9%
Adjusted Operating, excluding severance expense	$8.72

•Second quarter adjusted operating earnings per diluted share was $8.53. Adjusted operating EPS grew 17 percent to $8.72 excluding $0.19 of severance expense associated with the company’s initiatives to enhance operational efficiency and effectiveness.
Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

“Ameriprise delivered another good quarter and a strong first half of the year.

Our financial results were excellent, reflecting robust revenue growth, ongoing expense discipline and effective capital management.

Client activity and flows into fee-based investment advisory accounts were up nicely as clients begin to put money back to work.

Ameriprise has a powerful and differentiated financial foundation. Our business generates significant free cash flow that we consistently invest in our capabilities, solutions, and people and return to shareholders. In the quarter, we committed $693 million to share repurchases and dividends, which is consistent with our plans, while still maintaining a strong excess capital position.

We’re positioned well as we move through the second half of the year, and I feel very good about our focus and how we’re executing. I’d highlight that Ameriprise celebrated our 130-year anniversary in June, joining a select number of firms with this legacy of success. It provided the opportunity for us to both reflect on our history of serving clients’ most important financial needs and our significant opportunity ahead.”

•Second quarter GAAP net income per diluted share was $8.02 compared to $8.21 a year ago, primarily from market impacts on the valuation of derivatives and market risk benefits.
•Assets under management and administration reached $1.4 trillion, up 12 percent from strong client net inflows and market appreciation.
•Adjusted operating net revenues increased 9 percent from organic growth, strong equity markets and higher spread revenues.
•General and administrative expenses were flat to a year ago demonstrating our continued focus on operational efficiency and effectiveness.
•Pretax adjusted operating margin was 26.8 percent and adjusted operating return on equity was 48.9 percent.
•The company returned $693 million of capital to shareholders in the quarter, demonstrating its balance sheet strength and strong free cash flow generation.

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.

Ameriprise Financial, Inc.
Second Quarter Summary
	Quarter Ended June 30,		% Better/ (Worse)	Year-to-date June 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2024	2023		2024	2023
GAAP net income	$829	$890	(7)%	$1,819	$1,307	39%
Adjusted operating earnings	$882	$807	9%	$1,760	$1,605	10%

GAAP net income per diluted share	$8.02	$8.21	(2)%	$17.49	$11.97	46%
Adjusted operating earnings per diluted share	$8.53	$7.44	15%	$16.92	$14.70	15%

GAAP Return on Equity, ex. AOCI	45.9%	48.6%		45.9%	48.6%
Adjusted Operating Return on Equity, ex. AOCI	48.9%	50.9%		48.9%	50.9%

GAAP Equity, ex. AOCI	$6,986	$6,429	9%	$6,986	$6,429	9%
Available Capital for Capital Adequacy (see reconciliation on p. 26)	$5,245	$5,011	5%	$5,245	$5,011	5%

Weighted average common shares outstanding:
Basic	101.6	106.4		102.2	107.1
Diluted	103.4	108.4		104.0	109.2

Second quarter 2024 GAAP results included unfavorable market impacts on the valuation of derivatives and market risk benefits, while the prior year quarter included favorable market impacts on the valuation of derivatives and market risk benefits.

In addition, adjusted operating after-tax results included severance expense of $20 million in the second quarter of 2024 and $24 million in the first half of 2024. These actions were associated with the company’s initiatives to enhance operational efficiency and effectiveness that are expected to drive future profitability.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Adjusted operating net revenues	$2,644	$2,343	13%

Distribution expenses	1,403	1,196	(17)%
Interest and debt expense	10	6	(67)%
General and administrative expenses	409	410	—%
Adjusted operating expenses	1,822	1,612	(13)%
Pretax adjusted operating earnings	$822	$731	12%

Pretax adjusted operating margin	31.1%	31.2%	(10) bps

	Quarter Ended June 30,		% Better/ (Worse)
(in billions, unless otherwise noted)	2024	2023
Total client assets	$972	$833	17%
Total client net flows	$6.6	$9.4	(30)%
Wrap net flows	$7.5	$5.6	34%
AWM cash balances	$40.6	$42.0	(3)%
Adjusted operating net revenue per advisor (TTM in thousands)	$968	$874	11%

Advice & Wealth Management continued to demonstrate consistent profitable organic growth with pretax adjusted operating earnings reaching a new high of $822 million and margins remaining above 31 percent driven by strong core wealth management and banking performance.

Adjusted operating net revenues increased 13 percent to $2.6 billion from growth in client assets in both wrap and brokerage accounts, increased transactional activity and 11 percent growth in bank net investment income.

Adjusted operating expenses increased 13 percent to $1.8 billion compared to a year ago, with general and administrative expense very well managed and flat to a year ago at $409 million.

Clients and advisors remained engaged and focused on positioning portfolios to meet financial planning goals across market cycles.
•Total client assets grew 17 percent to $972 billion, with wrap assets up 18 percent to $535 billion.
•Wrap flows improved in the quarter to $7.5 billion or a 6 percent annualized flow rate, an early indication of client preferences returning to advisory products.
•Transactional activity increased 19 percent with strong growth across all product areas.
•Total client cash including third-party money market funds and brokered CDs was $81.9 billion, up $12.2 billion from a year ago, as clients remain heavily concentrated in yield-oriented products.
•Cash balances were $40.6 billion. Underlying cash sweep excluding normal seasonal tax payments and cash related to the recent partnership with Comerica transitioning into other products was stable and consistent with expectations.
•Adjusted operating net revenue per advisor on a trailing 12-month basis was $968,000, up 11 percent from enhanced productivity, business growth and market appreciation.
•Advisor headcount increased to 10,392, which reflects the addition of 52 experienced advisors in the quarter and continued strong advisor retention.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Adjusted operating net revenues	$848	$808	5%

Distribution expenses	244	233	(5)%
Amortization of deferred acquisition costs	1	2	50%
Interest and debt expense	1	1	—%
General and administrative expenses	384	410	6%
Adjusted operating expenses	630	646	2%
Pretax adjusted operating earnings	$218	$162	35%

Net pretax adjusted operating margin (1)	37.6%	29.8%

	Quarter Ended June 30,		% Better/ (Worse)
(in billions)	2024	2023
Total segment AUM	$642	$617	4%

Net Flows
Global Retail net flows, ex. legacy insurance partners flows	$(3.2)	$(4.7)	32%
Global Institutional net flows, ex. legacy insurance partners flows	0.3	0.8	(71)%
Legacy insurance partners flows (2)	(9.1)	(1.4)	NM
Total segment net flows (2)	$(12.0)	$(5.3)	NM

Model delivery AUA Flows (3)	$0.9	$0.5	89%

(1) See reconciliation on page 13.
(2) In Q2 2024, total segment net outflows were $4.0 billion and legacy insurance partner outflows were $1.1 billion, excluding the $8.0 billion previously announced asset transfer related to a legacy insurance partner.

(3) Estimated based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management adjusted operating net revenues grew 5 percent to $848 million and pretax adjusted operating earnings increased 35 percent to $218 million. Financial results reflected equity market appreciation and the positive impact from expense management actions, which more than offset the cumulative impact of net outflows. Net pretax adjusted operating margin was 38 percent and above our targeted range, reflecting strong market appreciation and expense discipline.

Adjusted operating expenses decreased 2 percent, with general and administrative expenses down 6 percent from a year ago, reflecting the ongoing benefits from the company’s initiatives to enhance operational efficiency and effectiveness.

Total assets under management increased 4 percent to $642 billion as equity market appreciation more than offset net outflows. The underlying fee rate remained stable at 46 basis points.

Net outflows would have been $4.0 billion excluding an $8.0 billion previously announced asset transfer related to a legacy insurance partner, which was a $1.3 billion improvement from a year ago.
•Retail net outflows were $3.2 billion, representing a $1.5 billion improvement from the prior year from stronger gross sales globally and lower redemptions in the US.
•Global institutional inflows were $0.3 billion.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Adjusted operating net revenues	$928	$858	8%
Adjusted operating expenses	732	669	(9)%
Pretax adjusted operating earnings	$196	$189	4%

Retirement & Protection Solutions pretax adjusted operating earnings increased 4 percent to $196 million, reflecting the benefit of stronger interest earnings and higher equity markets partially offset by higher distribution expenses associated with continued strong sales levels. These high-quality books of business continued to generate strong free cash flow and return on capital with a differentiated risk profile.

Retirement & Protection Solutions sales increased 40 percent to $1.5 billion primarily from strong sales growth in structured variable annuities similar to the industry. Protection sales grew 21 percent to $93 million with the majority of sales in higher margin accumulation VUL products.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Corporate & Other, excluding Closed Blocks	$(123)	$(56)	NM
Closed Blocks (1)	4	(4)	NM
Pretax adjusted operating earnings / (loss)	$(119)	$(60)	(98)%

Long Term Care	$12	$1	NM
Fixed Annuities	(8)	(5)	(60)%
Closed Blocks pretax adjusted operating earnings / (loss)	$4	$(4)	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Total Corporate & Other Excluding Closed Blocks pretax adjusted operating loss was $123 million, which included $25 million of severance expense, as well as $8 million of severance program expenses, both of which were associated with the company’s initiatives to enhance operational efficiency and effectiveness.

Long Term Care pretax adjusted operating earnings increased to $12 million from improved investment yields and claims performance.

Fixed Annuities pretax adjusted operating loss was consistent with expectations at $8 million.

Taxes
The operating effective tax rate was 21.0 percent. The operating effective tax rate is expected to be approximately 21 percent for full year 2024.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity John Brine
Ameriprise Financial, Inc. Ameriprise Financial, Inc.
(612) 671-2080 (212) 437-8655
alicia.a.charity@ampf.com john.brine@ampf.com

Stephanie M. Rabe
Ameriprise Financial, Inc.
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for 130 years. With extensive investment advice, global asset management capabilities and insurance solutions, and a nationwide network of more than 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures, available capital for capital adequacy and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets;
•statements estimating the financial impacts and future profitability arising from the company’s reengineering initiatives;
•statements estimating the expected full year 2024 operating effective tax rate; and

•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended June 30, 2024.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)
Revenues
Management and financial advice fees	$2,456	$2,199	12%	$2,399	2%
Distribution fees	505	482	5%	506	—%
Net investment income	921	811	14%	901	2%
Premiums, policy and contract charges	381	383	(1)%	390	(2)%
Other revenues	129	132	(2)%	129	—%
Total revenues	4,392	4,007	10%	4,325	2%
Banking and deposit interest expense	172	131	(31)%	179	4%
Total net revenues	4,220	3,876	9%	4,146	2%

Expenses
Distribution expenses	1,450	1,248	(16)%	1,419	(2)%
Interest credited to fixed accounts	185	161	(15)%	132	(40)%
Benefits, claims, losses and settlement expenses	331	327	(1)%	295	(12)%
Remeasurement (gains) losses of future policy benefit reserves	(8)	—	—%	(4)	NM
Change in fair value of market risk benefits	110	(99)	NM	(18)	NM
Amortization of deferred acquisition costs	61	61	—%	61	—%
Interest and debt expense	83	84	1%	82	(1)%
General and administrative expense	957	967	1%	960	—%
Total expenses	3,169	2,749	(15)%	2,927	(8)%
Pretax income	1,051	1,127	(7)%	1,219	(14)%
Income tax provision	222	237	(6)%	229	(3)%
Net income	$829	$890	(7)%	$990	(16)%

Earnings per share
Basic earnings per share	$8.16	$8.36		$9.63
Earnings per diluted share	$8.02	$8.21		$9.46

Weighted average common shares outstanding
Basic	101.6	106.4		102.8
Diluted	103.4	108.4		104.6

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)

Assets Under Management and Administration
Advice & Wealth Management AUM	$531,268	$451,249	18%	$518,080	3%
Asset Management AUM	641,880	616,598	4%	652,077	(2)%
Corporate AUM	490	297	65%	429	14%
Eliminations	(44,136)	(39,308)	(12)%	(43,181)	(2)%
Total Assets Under Management	1,129,502	1,028,836	10%	1,127,405	—%
Total Assets Under Administration	298,468	247,952	20%	297,457	—%
Total AUM and AUA	$1,427,970	$1,276,788	12%	$1,424,862	—%

S&P 500
Daily average	5,253	4,207	25%	4,996	5%
Period end	5,460	4,450	23%	5,254	4%

Weighted Equity Index (WEI) (1)
Daily average	3,358	2,769	21%	3,218	4%
Period end	3,456	2,900	19%	3,379	2%

Common shares
Beginning balance	99.6	104.4	(5)%	100.2	(1)%
Repurchases	(1.3)	(1.6)	19%	(1.2)	(8)%
Issuances	0.1	—	—%	1.2	(92)%
Other	—	—	—%	(0.6)	NM
Total common shares outstanding	98.4	102.8	(4)%	99.6	(1)%
Restricted stock units	2.6	2.7	(4)%	2.6	—%
Total basic common shares outstanding	101.0	105.5	(4)%	102.2	(1)%
Total potentially dilutive shares	1.8	2.1	(14)%	1.8	—%
Total diluted shares	102.8	107.6	(4)%	104.0	(1)%

Capital Returned to Shareholders
Dividends paid	$151	$146	3%	$143	6%
Common stock share repurchases	542	492	10%	507	7%
Total Capital Returned to Shareholders	$693	$638	9%	$650	7%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,361	$1,154	18%	$1,303	4%
Financial planning fees	110	104	6%	112	(2)%
Transaction and other fees	100	96	4%	94	6%
Total management and financial advice fees	1,571	1,354	16%	1,509	4%
Distribution fees:
Mutual funds	199	179	11%	196	2%
Insurance and annuity	260	222	17%	247	5%
Off-Balance sheet brokerage cash	40	84	(52)%	50	(20)%
Other products	109	84	30%	105	4%
Total distribution fees	608	569	7%	598	2%
Net investment income	560	483	16%	560	—%
Other revenues	77	68	13%	72	7%
Total revenues	2,816	2,474	14%	2,739	3%
Banking and deposit interest expense	172	131	(31)%	179	4%
Adjusted operating total net revenues	2,644	2,343	13%	2,560	3%

Expenses
Distribution expenses	1,403	1,196	(17)%	1,369	(2)%
Interest and debt expense	10	6	(67)%	9	(11)%
General and administrative expense	409	410	—%	420	3%
Adjusted operating expenses	1,822	1,612	(13)%	1,798	(1)%
Pretax adjusted operating earnings	$822	$731	12%	$762	8%

Pretax adjusted operating margin	31.1%	31.2%		29.8%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)

AWM Total Client Assets	$972,135	$833,347	17%	$953,769	2%

Total Client Flows	$6,604	$9,408	(30)%	$8,501	(22)%

Total Wrap Accounts
Beginning assets	$521,722	$434,674	20%	$488,200	7%
Net flows	7,521	5,610	34%	6,518	15%
Market appreciation (depreciation) and other	5,747	14,405	(60)%	27,004	(79)%
Total wrap ending assets	$534,990	$454,689	18%	$521,722	3%

Advisory wrap account assets ending balance (1)	$529,642	$449,857	18%	$516,469	3%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$2,279	$2,605	(13)%	$2,477	(8)%
On-balance sheet - bank	21,466	20,933	3%	21,329	1%
On-balance sheet - certificate	12,526	12,069	4%	13,211	(5)%
Total on-balance sheet	$36,271	$35,607	2%	$37,017	(2)%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$4,359	$6,413	(32)%	$6,242	(30)%
Total brokerage cash & certificates balances	$40,630	$42,020	(3)%	$43,259	(6)%

Gross Fee Yield
On-balance sheet - broker dealer	5.34%	4.72%		5.12%
On-balance sheet - bank	5.15%	4.76%		5.06%
On-balance sheet - certificates	5.66%	5.20%		5.69%
Off-balance sheet - broker dealer	3.08%	4.14%		2.95%

Financial Advisors
Employee advisors	2,236	2,108	6%	2,227	—%
Franchisee advisors	8,156	8,166	—%	8,137	—%
Total financial advisors	10,392	10,274	1%	10,364	—%

Advisor Retention
Employee	93.2%	92.0%		92.8%
Franchisee	92.6%	93.0%		92.3%

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$522	$490	7%	$530	(2)%
Institutional	161	157	3%	159	1%
Transaction and other fees	52	48	8%	50	4%
Revenue from other sources (1)	3	4	(25)%	3	—%
Total management and financial advice fees	738	699	6%	742	(1)%
Distribution fees:
Mutual funds	56	51	10%	56	—%
Insurance and annuity	40	39	3%	39	3%
Total distribution fees	96	90	7%	95	1%
Net investment income	12	10	20%	11	9%
Other revenues	2	9	(78)%	7	(71)%
Total revenues	848	808	5%	855	(1)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	848	808	5%	855	(1)%

Expenses
Distribution expenses	244	233	(5)%	242	(1)%
Amortization of deferred acquisition costs	1	2	50%	2	50%
Interest and debt expense	1	1	—%	2	50%
General and administrative expense	384	410	6%	403	5%
Adjusted operating expenses	630	646	2%	649	3%
Pretax adjusted operating earnings	$218	$162	35%	$206	6%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$848	$808	5%	$855	(1)%
Distribution pass through revenues	(192)	(183)	(5)%	(192)	—%
Subadvisory and other pass through revenues	(98)	(95)	(3)%	(96)	(2)%
Net adjusted operating revenues	$558	$530	5%	$567	(2)%

Pretax adjusted operating earnings	$218	$162	35%	$206	6%
Adjusted operating net investment income	(12)	(10)	(20)%	(11)	(9)%
Amortization of intangibles	4	6	(33)%	3	33%
Net adjusted operating earnings	$210	$158	33%	$198	6%

Pretax adjusted operating margin	25.7%	20.0%		24.1%
Net pretax adjusted operating margin (2)	37.6%	29.8%		34.9%

Performance fees (3)
Performance fees	$2	$1	NM	$17	(88)%
General and administrative expense related to performance fees	1	1	—%	11	91%
Net performance fees	$1	$—	—%	$6	(83)%

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$349,567	$321,391	9%	$334,860	4%
Inflows	12,536	11,547	9%	14,047	(11)%
Outflows	(18,658)	(16,323)	(14)%	(16,308)	(14)%
Net VP/VIT fund flows	(1,607)	(1,270)	(27)%	(1,560)	(3)%
Net new flows	(7,729)	(6,046)	(28)%	(3,821)	NM
Reinvested dividends	1,758	1,265	39%	1,010	74%
Net flows	(5,971)	(4,781)	(25)%	(2,811)	NM
Distributions	(2,099)	(1,544)	(36)%	(1,206)	(74)%
Market appreciation (depreciation) and other	5,889	9,885	(40)%	19,407	(70)%
Foreign currency translation (1)	74	2,469	(97)%	(683)	NM
Total ending assets	347,460	327,420	6%	349,567	(1)%
% of total retail assets sub-advised	16.0%	15.9%		15.6%

Global Institutional
Beginning assets	302,510	286,288	6%	302,076	—%
Inflows (2)	10,273	11,708	(12)%	9,352	10%
Outflows (2)	(16,360)	(12,180)	(34)%	(12,219)	(34)%
Net flows	(6,087)	(472)	NM	(2,867)	NM
Market appreciation (depreciation) and other (3)(4)	(2,117)	(1,852)	(14)%	4,786	NM
Foreign currency translation (1)	114	5,214	(98)%	(1,485)	NM
Total ending assets	294,420	289,178	2%	302,510	(3)%

Total managed assets	$641,880	$616,598	4%	$652,077	(2)%

Total net flows	$(12,058)	$(5,253)	NM	$(5,678)	NM

Legacy insurance partners flows	$(9,104)	$(1,377)	NM	$(779)	NM

Total Assets Under Advisement (5)	$31,980	$25,282	26%	$28,669	12%
Model delivery AUA flows (6)	$923	$488	89%	$243	NM

(1) Amounts represent local currency to US dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Q2 2024 Market depreciation primarily reflects the impact of rising UK gilt yields on the Liability Driven Investing portfolio.
(5) Assets are presented on a one-quarter lag.
(6) Estimated flows based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)

Total Managed Assets by Type
Equity	$340,206	$316,092	8%	$341,406	—%
Fixed income	226,655	225,520	1%	236,588	(4)%
Money market	22,759	22,439	1%	22,164	3%
Alternative	33,187	35,088	(5)%	33,002	1%
Hybrid and other	19,073	17,459	9%	18,917	1%
Total managed assets by type	$641,880	$616,598	4%	$652,077	(2)%

Average Managed Assets by Type (1)
Equity	$336,469	$309,576	9%	$330,281	2%
Fixed income	228,662	223,766	2%	235,529	(3)%
Money market	22,540	22,945	(2)%	22,607	—%
Alternative	33,014	34,888	(5)%	33,237	(1)%
Hybrid and other	18,759	17,152	9%	18,476	2%
Total average managed assets by type	$639,444	$608,327	5%	$640,130	—%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	2 Qtr 2024

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	60%	69%	78%	90%
Fixed Income	74%	66%	81%	90%
Asset Allocation	89%	60%	87%	90%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	114	71	84	102

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Advisor or Institutional 3 share class), net of fees. Peer groupings of Threadneedle funds are defined by either IA or Morningstar index and are based on Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 06/30/24. Columbia funds are available for purchase by U.S. customers. Out of 89 Columbia funds rated (based on primary share class), 4 received a 5-star Overall Rating and 40 received a 4-star Overall Rating. Out of 139 Threadneedle funds rated (based on highest-rated share class), 20 received a 5-star Overall Rating and 50 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2024 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees	$189	$185	2%	$189	—%
Distribution fees	104	100	4%	104	—%
Net investment income	266	203	31%	243	9%
Premiums, policy and contract charges	367	368	—%	374	(2)%
Other revenues	2	2	—%	2	—%
Total revenues	928	858	8%	912	2%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	928	858	8%	912	2%

Expenses
Distribution expenses	129	120	(8)%	124	(4)%
Interest credited to fixed accounts	93	94	1%	91	(2)%
Benefits, claims, losses and settlement expenses	226	188	(20)%	224	(1)%
Remeasurement (gains) losses of future policy benefit reserves	(5)	(4)	25%	(2)	NM
Change in fair value of market risk benefits	142	123	(15)%	129	(10)%
Amortization of deferred acquisition costs	57	57	—%	57	—%
Interest and debt expense	12	12	—%	12	—%
General and administrative expense	78	79	1%	78	—%
Adjusted operating expenses	732	669	(9)%	713	(3)%
Pretax adjusted operating earnings	$196	$189	4%	$199	(2)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$84,042	$76,809	9%	$80,754	4%
Deposits	1,364	940	45%	1,158	18%
Withdrawals and terminations	(2,127)	(1,712)	(24)%	(2,067)	(3)%
Net flows	(763)	(772)	1%	(909)	16%
Investment performance and interest credited	1,255	2,512	(50)%	4,197	(70)%
Total ending balance - contract accumulation values	$84,534	$78,549	8%	$84,042	1%

Variable annuities fixed sub-accounts	$3,935	$4,524	(13)%	$4,067	(3)%

Life Insurance In Force	$198,340	$198,686	—%	$198,550	—%

Net Amount at Risk (Life)	$38,203	$37,708	1%	$38,240	—%

Net Policyholder Reserves
VUL/UL	$15,475	$14,170	9%	$15,305	1%
Term and whole life	174	188	(7)%	180	(3)%
Disability insurance	505	539	(6)%	521	(3)%
Other insurance	524	548	(4)%	528	(1)%
Total net policyholder reserves	$16,678	$15,445	8%	$16,534	1%

DAC Ending Balances
Variable Annuities DAC	$1,692	$1,722	(2)%	$1,697	—%
Life and Health DAC	$956	$964	(1)%	$957	—%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	(9)	24	NM	—	—%
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	3	—	—%	1	NM
Total revenues	(6)	24	NM	1	NM
Banking and deposit interest expense	7	3	NM	8	13%
Adjusted operating total net revenues	(13)	21	NM	(7)	(86)%

Expenses
Distribution expenses	—	—	—%	—	—%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	—	—	—%	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	24	27	11%	23	(4)%
General and administrative expense	86	50	(72)%	69	(25)%
Adjusted operating expenses	110	77	(43)%	92	(20)%
Pretax adjusted operating earnings (loss)	$(123)	$(56)	NM	$(99)	(24)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	48	44	9%	49	(2)%
Premiums, policy and contract charges	22	23	(4)%	23	(4)%
Other revenues	—	—	—%	—	—%
Total revenues	70	67	4%	72	(3)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	70	67	4%	72	(3)%

Expenses
Distribution expenses	(2)	(2)	—%	(3)	(33)%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	56	58	3%	53	(6)%
Remeasurement (gains) losses of future policy benefit reserves	(3)	4	NM	(2)	50%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	1	1	—%	2	50%
General and administrative expense	6	5	(20)%	6	—%
Adjusted operating expenses	58	66	12%	56	(4)%
Pretax adjusted operating earnings (loss)	$12	$1	NM	$16	(25)%

Long Term Care Policyholder Reserves, net of reinsurance	$2,557	$2,616	(2)%	$2,615	(2)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	8	8	—%	9	(11)%
Premiums, policy and contract charges	1	—	—%	—	—%
Other revenues	45	52	(13)%	47	(4)%
Total revenues	54	60	(10)%	56	(4)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	54	60	(10)%	56	(4)%

Expenses
Distribution expenses	—	—	—%	1	NM
Interest credited to fixed accounts	54	57	5%	55	2%
Benefits, claims, losses and settlement expenses	1	—	—%	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	3	2	(50)%	2	(50)%
Interest and debt expense	1	1	—%	—	—%
General and administrative expense	3	5	40%	4	25%
Adjusted operating expenses	62	65	5%	62	—%
Pretax adjusted operating earnings (loss)	$(8)	$(5)	(60)%	$(6)	(33)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2024	2 Qtr 2023	% Better/ (Worse)	1 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees	$(41)	$(37)	(11)%	$(39)	(5)%
Distribution fees	(303)	(277)	(9)%	(291)	(4)%
Net investment income	(15)	(12)	(25)%	(17)	12%
Premiums, policy and contract charges	(8)	(8)	—%	(9)	11%
Other revenues	—	—	—%	—	—%
Total revenues	(367)	(334)	(10)%	(356)	(3)%
Banking and deposit interest expense	(7)	(3)	NM	(8)	(13)%
Adjusted operating total net revenues	(360)	(331)	(9)%	(348)	(3)%

Expenses
Distribution expenses	(324)	(299)	8%	(314)	3%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	(5)	(5)	—%	(5)	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	(9)	(9)	—%	(8)	13%
General and administrative expense	(22)	(18)	22%	(21)	5%
Adjusted operating expenses	(360)	(331)	9%	(348)	3%
Pretax adjusted operating earnings (loss)	$—	$—	—%	$—	—%

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	June 30, 2024	June 30, 2023	March 31, 2024

Long-term Debt Summary
Senior notes	$3,400	$3,550	$3,400
Finance lease liabilities	15	23	17
Other (1)	(19)	(16)	(19)
Total Ameriprise Financial long-term debt	3,396	3,557	3,398
Non-recourse debt of consolidated investment entities	2,386	2,264	2,119
Total long-term debt	$5,782	$5,821	$5,517

Total Ameriprise Financial long-term debt	$3,396	$3,557	$3,398
Finance lease liabilities	(15)	(23)	(17)
Other (1)	19	16	19
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,400	$3,550	$3,400

Total equity (2)	$4,993	$4,080	$4,879
Equity of consolidated investment entities	(1)	(10)	(1)
Total equity excluding CIEs	$4,992	$4,070	$4,878

Total Ameriprise Financial capital	$8,389	$7,637	$8,277
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$8,392	$7,620	$8,278

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	40.5%	46.6%	41.1%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	40.5%	46.6%	41.1%

Available Capital for Capital Adequacy	$5,245	$5,011	$5,135

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	June 30, 2024	December 31, 2023

Assets
Cash and cash equivalents	$7,517	$7,477
Cash of consolidated investment entities	351	87
Investments	55,865	55,489
Investments of consolidated investment entities	2,275	2,099
Market risk benefits	2,082	1,427
Separate account assets	79,098	77,457
Receivables	14,823	15,078
Receivables of consolidated investment entities	30	28
Deferred acquisition costs	2,694	2,713
Restricted and segregated cash and investments	1,373	1,635
Other assets	13,592	11,700
Other assets of consolidated investment entities	—	1
Total Assets	$179,700	$175,191

Liabilities
Policyholder account balances, future policy benefits and claims	$39,742	$37,545
Market risk benefits	1,252	1,762
Separate account liabilities	79,098	77,457
Customer deposits	36,237	37,321
Short-term borrowings	201	201
Long-term debt	3,396	3,399
Debt of consolidated investment entities	2,386	2,155
Accounts payable and accrued expenses	2,386	2,603
Other liabilities	9,768	7,974
Other liabilities of consolidated investment entities	241	45
Total Liabilities	174,707	170,462

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	9,987	9,824
Retained earnings	23,430	21,905
Treasury stock	(26,434)	(25,237)
Accumulated other comprehensive income, net of tax	(1,993)	(1,766)
Total Equity	4,993	4,729
Total Liabilities and Equity	$179,700	$175,191

Supplemental Non-GAAP Information:
Available Capital for Capital Adequacy	$5,245	$5,418

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended June 30,		% Better/ (Worse)	Per Diluted Share Quarter Ended June 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2024	2023		2024	2023
Net income	$829	$890	(7)%	$8.02	$8.21	(2)%
Adjustments:
Net realized investment gains (losses) (1)	(3)	3		(0.03)	0.03
Market impact on non-traditional long-duration products (1)	(60)	127		(0.58)	1.17
Integration/restructuring charges (1)	—	(25)		—	(0.23)
Net income (loss) attributable to consolidated investment entities	(3)	—		(0.03)	—
Tax effect of adjustments (2)	13	(22)		0.13	(0.20)
Adjusted operating earnings	$882	$807	9%	$8.53	$7.44	15%
Pretax impact of severance expense	(25)	(1)		(0.24)	(0.01)
Tax effect of severance expense	5	—		0.05	—
Adjusted operating earnings excluding severance expense	$902	$808	12%	$8.72	$7.45	17%

Weighted average common shares outstanding:
Basic	101.6	106.4
Diluted	103.4	108.4
(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date June 30,		Per Diluted Share Year-to-date June 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2024	2023	2024	2023
Net income	$1,819	$1,307	$17.49	$11.97	46%
Adjustments:
Net realized investment gains (losses) (1)	(3)	6	(0.03)	0.05
Market impact on non-traditional long-duration products (1)	80	(348)	0.77	(3.19)
Integration/restructuring charges (1)	—	(35)	—	(0.32)
Net income (loss) attributable to consolidated investment entities	(2)	—	(0.02)	—
Tax effect of adjustments (2)	(16)	79	(0.15)	0.73
Adjusted operating earnings	$1,760	$1,605	$16.92	$14.70	15%

Weighted average common shares outstanding:
Basic	102.2	107.1
Diluted	104.0	109.2

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended June 30,
(in millions, unaudited)	2024	2023
Total net revenues	$4,220	$3,876
Adjustments:
Net realized investment gains (losses)	(3)	3
Market impact on non-traditional long-duration products	(1)	1
CIEs revenue	53	46
Adjusted operating total net revenues	$4,171	$3,826

Total expenses	$3,169	$2,749
Adjustments:
CIEs expenses	56	46
Integration/restructuring charges	—	25
Market impact on non-traditional long-duration products	59	(126)
Adjusted operating expenses	$3,054	$2,804

Pretax income	$1,051	$1,127
Pretax adjusted operating earnings	$1,117	$1,022

Pretax income margin	24.9%	29.1%
Pretax adjusted operating margin	26.8%	26.7%

Ameriprise Financial, Inc.
Reconciliation Table: Available Capital for Capital Adequacy
(in millions, unaudited)	June 30, 2024	June 30, 2023	March 31, 2024
Ameriprise Financial GAAP Equity	$4,993	$4,080	$4,879
Less: AOCI	(1,993)	(2,349)	(1,930)
Ameriprise Financial GAAP Equity, excl AOCI	6,986	6,429	6,809
Less: RiverSource Life Insurance Co. GAAP Equity, excluding AOCI	2,012	1,855	2,017
Add: RiverSource Life Insurance Co. statutory total adjusted capital	2,598	2,653	2,637
Less: Goodwill and intangibles	2,595	2,525	2,603
Add: Other adjustments	268	309	309
Available Capital for Capital Adequacy	$5,245	$5,011	$5,135

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended June 30, 2023
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,127	$1,022
Income tax provision	$237	$215

Effective tax rate	21.1%	21.0%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended June 30, 2024
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,051	$1,117
Income tax provision	$222	$235

Effective tax rate	21.1%	21.0%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended June 30,
(in millions, unaudited)	2024	2023
Net income	$3,068	$3,017
Less: Adjustments (1)	(198)	(143)
Adjusted operating earnings	$3,266	$3,160

Total Ameriprise Financial, Inc. shareholders’ equity	$4,501	$3,943
Less: Accumulated other comprehensive income, net of tax	(2,176)	(2,259)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	6,677	6,202
Less: Equity impacts attributable to the consolidated investment entities	(4)	(2)
Adjusted operating equity	$6,681	$6,204

Return on equity excluding AOCI	45.9%	48.6%
Adjusted operating return on equity excluding AOCI (2)	48.9%	50.9%

(1) Adjustments reflect the sum of after-tax net realized investment gains/losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity, excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity, excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.